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                                                                     EXHIBIT 5.1


                [HOLT NEY ZATCOFF & WASSERMAN, LLP LETTERHEAD]




                                5 February 1999


American Realty Trust, Inc.
10670 North Central Expressway, Suite 300
Dallas, Texas  75231

Andrews & Kurth L.L.P.
Attn: J. Kevin Boardman, Esq.
1717 Main Street, Suite 3700
Dallas, Texas 75201

        RE: POTENTIAL ISSUANCE OF SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"), OF AMERICAN REALTY TRUST, INC., A GEORGIA CORPORATION ("ART"), UPON EXERCISE OF OPTIONS GRANTED PURSUANT TO ART'S DIRECTOR STOCK OPTION PLAN (THE "PLAN")

Ladies and Gentlemen:

        We have acted as special Georgia counsel to ART with respect to the application and interpretation of the Georgia Business Corporation Code (the "GBCC") to the potential issuance of shares of Common Stock upon exercise of options granted pursuant to the Plan. This opinion letter is rendered at the request of ART to facilitate ART's contemporaneous registration (the "Registration") of 40,000 shares of Common Stock with the Securities and Exchange Commission for potential issuance upon exercise of options granted pursuant to the Plan.

        In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of ART, certificates of officers and representatives of ART, certificates of public officials, and other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth.

        Based upon the foregoing, as of this date, and subject to the assumptions, limitations and qualifications set forth in the lettered paragraphs which follow this paragraph, we are

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American Realty Trust, Inc.
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of the opinion that upon a Qualified Issuance (as defined in the following sentence) of shares of Common Stock the shares of Common Stock issued in connection therewith will be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. For purposes of this opinion, an issuance of shares of Common Stock is a "Qualified Issuance" if, and only if: (a) the Plan is approved by ART's shareholders as contemplated by the Plan; (b) the subject issuance is effected in accordance with the Plan upon exercise of one or more options granted pursuant to the Plan; and (c) the number of shares of Common Stock being issued in connection with the subject issuance does not cause the total number of issued shares of Common Stock to exceed the total number of shares of Common Stock which ART is authorized to issue.

        The opinion expressed herein is subject to the following assumptions, limitations and qualifications.

        A. As to various questions of fact material to this opinion, we have relied solely upon the statements and certifications of Robert A. Waldman, Secretary of ART.

        B. We have made no investigation regarding the accuracy or truthfulness of any representations, warranties, statements of fact or assumptions of fact contained in any documents, records, instruments, letters or other writings examined by us, and we express no opinion herein regarding the same.

        C. We expressly note that our opinion expressed herein does not mean that: (a) any past or future authorization of shares of Common Stock complied or will comply with agreements by which ART is bound; (b) any particular issuance of shares of Common Stock will be a Qualified Issuance or will comply with agreements by which ART may now or then be bound; (c) any past or future authorization of shares of Common Stock or any particular issuance of shares of Common Stock complied or will comply with (i) the fiduciary duties of the directors of ART or
                (ii) any law other than the GBCC (including but not limited to federal or state securities laws); (d) ART has reserved or has available or will reserve or have available sufficient numbers of authorized shares of Common Stock to effect any particular issuance upon exercise of options granted pursuant to the Plan;
                (e) the consideration that ART will receive in connection with any particular issuance of shares of Common Stock upon exercise of options granted pursuant to the Plan will be (i) equivalent (or



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                approximately equivalent) in value to the value of the shares being issued or (ii) adequate as a matter of fairness to ART and its shareholders; (f) a holder of shares of Common Stock issued upon exercise of an option granted pursuant to the Plan will be immune from other types of liabilities, such as (i) liability under any note or other evidence of indebtedness issued by or other obligation undertaken by such holder in connection with such exercise, or (ii) liability for distributions in violation of Section 640 of the GBCC or under the "piercing the corporate veil" theory; or (g) any past or future authorization of shares of Common Stock, or any particular issuance of shares of Common Stock, has not unfairly diluted or will not unfairly dilute the investment value of existing shareholders of ART. Our opinion assumes that each of items (a) through (g) (other than item
                (e)(i)) is or will be true.

         D. This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards (the "Interpretive Standards") Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference; in particular, without limiting the generality of the foregoing, our opinion is subject to the exceptions stated in paragraph 23(i) of the Interpretive Standards, which makes exception for the effect of bankruptcy and similar laws as described therein.

        E. The opinion set forth herein is based solely upon the GBCC. Nothing herein should be construed to express any opinion as to the applicability or effect of any other law, be it a law of any jurisdiction other than Georgia or a law of Georgia other than the GBCC.

        F. The opinion expressed herein is addressed exclusively to the particular matters described herein, to the state of our knowledge with respect thereto, to the state of all relevant documents, including but not limited to ART's Articles of Incorporation (as amended to the date hereof), and to the state of the law applicable thereto, all as of the date hereof. We assume no responsibility for commenting on any other matters, or for updating this letter as of any subsequent date.





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         G.     This opinion letter is being provided solely for the benefit of its addressees, and no other person, natural or legal, shall be entitled to rely hereon without the express written consent of this firm. This opinion letter may not be referred to or quoted from, in whole or in part, in any financial statement or other document, nor may this opinion letter be filed with or furnished to any person, natural or legal, other than its addressees, including but not limited to any governmental agency, in each case unless the prior written consent of this firm has been obtained. Our consent is hereby given to the use and filing of this opinion letter as an exhibit to ART's Registration Statement on Form S-8 in respect of the Registration, but in giving such consent we do not imply or admit that we are an expert (within the meaning of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder) with respect to any part of such Registration Statement.

                                       Yours very truly,

                                       HOLT NEY ZATCOFF & WASSERMAN, LLP

                                       By    Michael G. Wasserman, P.C.



                                             By: /s/ MICHAEL G. WASSERMAN
                                                -------------------------------
                                                Michael G. Wasserman